UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 16, 2011

VALLEY NATIONAL BANCORP
(Exact Name of Registrant as Specified in Charter)

New Jersey	1-11277	22-2477875
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(I.R.S. Employer Identification
Number)

1455 Valley Road, Wayne, New Jersey	07470
(Address of Principal Executive Offices)	(Zip Code)

(973) 305-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Valley National Bancorp (the “Corporation”) has declared a 5% stock dividend to be distributed to shareholders on May 20, 2011.  Effective May 16, 2011, the Corporation amended Paragraph (A), Article V of its Restated Certificate of Incorporation to increase by 10,522,596 shares (5%) the total authorized capital stock of the Corporation to 250,974,508 shares, consisting of 220,974,508 shares of common stock and 30,000,000 shares of preferred stock which may be issued in one or more classes or series.  The amendment is attached hereto as Exhibit (3)(i).  No shareholder approval was required in connection with this amendment.

Item 9.01 Financial Statements and Exhibits.

Exhibit

(3)(i)           Amendment to the Restated Certificate of Incorporation of Valley National Bancorp, dated May 16, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2011	VALLEY NATIONAL BANCORP

	By:	/s/ Alan D. Eskow
Alan D. Eskow
Senior Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Title

(3)(i)	Amendment to the Restated Certificate of Incorporation of Valley National Bancorp, dated May 16, 2011.